Exhibit 23

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements of Sobieski Bancorp, Inc. on Forms S-8 (Registration No. 333-40983 and Registration No. 333-40985) of our report dated September 8, 2003 on the consolidated financial statements of Sobieski Bancorp, Inc., and subsidiary, which report is included in the 2003 Annual Report on Form 10-KSB of Sobieski Bancorp, Inc.

/s/ Crowe Chizek and Company LLC

South Bend, Indiana
September 23, 2003